EXHIBIT 10(b)

CTS CORPORATION

FIRST AMENDMENT

TO THE

CTS CORPORATION EXECUTIVE SEVERANCE POLICY

This First Amendment (this “Amendment”) to the CTS Corporation Executive Severance Policy (the “Policy”), is adopted by the Board of Directors (the “Board”) of CTS Corporation, an Indiana corporation (the “Company”), as of March 13, 2013 (the “Board Approval Date”), but will be deemed to be effective as of September 9, 2012 (the “Amendment Effective Date”), such that the Policy will be considered to have been in full force and effect at all times since September 10, 2009.

WHEREAS, the Policy was originally effective on September 10, 2009 (“Original Effective Date”), but provided that it would remain in effect only until three years from its Original Effective Date;

WHEREAS, the Policy expired by its terms on September 10, 2012;

WHEREAS, it was the intention of the Board at the time the Policy expired, and it remains the desire of the Company, that the Policy continue to be effective thereafter in accordance with its original terms;

WHEREAS, it is the desire of the Board and the Company that, as of and after the Amendment Effective Date, the term of the Policy be perpetual in duration, subject to amendment and termination of the Policy pursuant to the provisions of Section I of the Policy; and

WHEREAS, it is the desire of the Board and the Company that the Policy be deemed to have been in full force and effect at all times from the Original Effective Date.

NOW, THEREFORE, as of the Board Approval Date, and effective as of the Amendment Effective Date, the Board hereby reinstates and amends the Policy as follows:

1. Amendment to Section I of the Policy. The last sentence of Section I of the Policy is hereby amended and restated in its entirety as follows:

“This policy will remain in effect until terminated or amended by CTS’ Board. CTS’ Board may terminate or amend this policy at any time (provided that such termination will not adversely affect any Severance Benefits to which an Executive has already become entitled prior to the date of such policy termination), and this policy shall be considered to have been in full force and effect at all times since its effective date until such time as terminated in accordance with this Section I.”

2. Miscellaneous. Except as amended by this Amendment, the Policy shall remain in full force and effect.

ISSUED AND APPROVED BY:

/s/ Scott A. Bowmar
Scott A. Bowmar
Vice President, Human Resources

/s/ Kieran O’Sullivan	/s/ Patricia K. Collawn
Kieran O’Sullivan	Patricia K. Collawn
President and Chief Executive Officer	Chairperson
CTS Corporation
Compensation Committee

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